As filed with the Securities and Exchange Commission on April 30, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NUSTAR ENERGY L.P.
(Exact name of registrant as specified in its charter)

Delaware	74-2956831
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19003 IH-10 West
San Antonio, Texas	78257
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED NUSTAR ENERGY L.P. 2019 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Amy L. Perry
Executive Vice President – Strategic Development and General Counsel
NuStar Energy L.P.
19003 IH-10 West
San Antonio, Texas 78257
(210) 918-2000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed Maximum Aggregate offering price (2)	Amount of registration fee (2)
Common Units representing limited partner interests	3,100,000	$18.405	$57,055,500	$6,225

(1)
NuStar Energy L.P., a Delaware limited partnership (the “Registrant”), is filing this Registration Statement to register 2,500,000 common units representing limited partner interests of the Registrant (the “Common Units”), for issuance under the Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan (the “Plan”), plus an additional 600,000 Common Units underlying equity awards issued under the Plan or the “Prior Plans” (as defined in the Plan) that may be available for future awards under the Plan pursuant to the unit recycling provisions thereof. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of Common Units as may become issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a recapitalization, split or similar transactions.

(2)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The price per unit represents the average of the high and low sales prices of the Common Units as reported on the New York Stock Exchange on April 26, 2021.

NOTE

REGISTRATION OF ADDITIONAL COMMON UNITS AND INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is being filed by NuStar Energy L.P. (the “Registrant”), relating to 3,100,000 common units representing limited partner interests of the Registrant (the “Common Units”), issuable to eligible employees, consultants and directors of NuStar GP, LLC, the Registrant and their respective affiliates under the Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan (the “Plan”). The Registrant filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2019 a Registration Statement on Form S-8 (Registration No. 333-231004) relating to Common Units issuable to eligible employees, consultants and directors of NuStar GP, LLC, the Registrant and their respective affiliates under the Plan (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 25, 2021;

(2)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 18, 2021 and April 30, 2021; and

(3)
The description of the Common Units under the caption “Description of Common Units,” contained in the Registrant’s registration statement on Form S-4 (File No. 333-223671) initially filed with the Commission on March 15, 2018, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being herein referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

ITEM 8. EXHIBITS.

INDEX OF EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference

4.1	Amended and Restated Certificate of Limited Partnership of Shamrock Logistics, L.P. (n/k/a NuStar Energy L.P.), effective January 1, 2002	NuStar Energy L.P.’s Annual Report on Form 10-K for year ended December 31, 2001 (File No. 001-16417), Exhibit 3.3
4.2	Amendment to Certificate of Limited Partnership of Valero L.P. (n/k/a NuStar Energy L.P.), dated March 21, 2007 and effective April 1, 2007	NuStar Energy L.P.’s Current Report on Form 8-K filed March 27, 2007 (File No. 001-16417), Exhibit 3.01
4.3	Eighth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., dated as of July 20, 2018	NuStar Energy L.P.’s Current Report on Form 8-K filed July 20, 2018 (File No. 001-16417), Exhibit 3.1
4.4	Certificate of Limited Partnership of Riverwalk Logistics, L.P., dated as of June 5, 2000	NuStar Energy L.P.’s Registration Statement on Form S-1 filed August 14, 2000 (File No. 333-43668), Exhibit 3.7
4.5	First Amended and Restated Limited Partnership Agreement of Riverwalk Logistics, L.P., dated as of April 16, 2001	NuStar Energy L.P.’s Annual Report on Form 10-K for year ended December 31, 2001 (File No. 001-16417), Exhibit 3.16
4.6	Certificate of Formation of Shamrock Logistics GP, LLC (n/k/a NuStar GP, LLC), dated as of December 7, 1999	NuStar Energy L.P.’s Registration Statement on Form S-1 filed August 14, 2000 (File No. 333-43668), Exhibit 3.9
4.7	Certificate of Amendment to Certificate of Formation of Shamrock Logistics GP, LLC (n/k/a NuStar GP, LLC), dated as of December 31, 2001	NuStar Energy L.P.’s Annual Report on Form 10-K for year ended December 31, 2001 (File No. 001-16417), Exhibit 3.14
4.8	Certificate of Amendment to Certificate of Formation of Valero GP, LLC (n/k/a NuStar GP, LLC), dated March 21, 2007 and effective April 1, 2007	NuStar Energy L.P.’s Quarterly Report on Form 10-Q for quarter ended March 31, 2007 (File No. 001-16417), Exhibit 3.02
4.9	Second Amended and Restated Limited Liability Company Agreement of NuStar GP, LLC, dated as of July 20, 2018	NuStar Energy L.P.’s Current Report on Form 8-K filed July 20, 2018 (File No. 001-16417), Exhibit 3.2
4.10	Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan	NuStar Energy L.P.’s Current Report on Form 8-K filed April 30, 2021 (File No. 001-16417), Exhibit 10.1
5.1	Opinion of Sidley Austin LLP with respect to the validity of issuance of securities	*
23.1	Consent of KPMG LLP	*
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)	*
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)	*

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 30, 2021.

NUSTAR ENERGY L.P.

By:	Riverwalk Logistics, L.P.
Its general partner

By:	NuStar GP, LLC
Its general partner

By:	/s/ Bradley C. Barron
Bradley C. Barron, President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of NuStar Energy L.P., hereby severally constitute and appoint Bradley C. Barron, Thomas R. Shoaf and Amy L. Perry, each acting alone as an attorney-in-fact with the full power of substitution, for and in the name, place and stead of each of us in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ William E. Greehey	Chairman of the Board	April 30, 2021
William E. Greehey
By:	/s/ Bradley C. Barron	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2021
Bradley C. Barron
By:	/s/ Thomas R. Shoaf	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2021
Thomas R. Shoaf
By:	/s/ Jorge A. del Alamo	Senior Vice President and Controller (Principal Accounting Officer)	April 30, 2021
Jorge A. del Alamo

By:	/s/ J. Dan Bates	Director	April 30, 2021
J. Dan Bates

By:	/s/ William B. Burnett	Director	April 30, 2021
William B. Burnett

By:	/s/ James F. Clingman, Jr.	Director	April 30, 2021
James F. Clingman, Jr.

By:	/s/ Dan J. Hill	Director	April 30, 2021
Dan J. Hill

By:	/s/ Jelynne LeBlanc-Burley	Director	April 30, 2021
Jelynne LeBlanc-Burley

By:	/s/ Robert J. Munch	Director	April 30, 2021
Robert J. Munch

By:	/s/ W. Grady Rosier	Director	April 30, 2021
W. Grady Rosier